Exhibit 1(e)

CMA MONEY FUND

Certification of Amendment
To Declaration of Trust

        The undersigned, constituting at least a majority of the Trustees of CMA Money Fund (the “Trust”), a business trust organized under the laws of the Commonwealth of Massachusetts, pursuant to Section 11.3 of the Trust’s Declaration of Trust dated the 5th day of June, 1989, as amended (the “Declaration”), do hereby amend the Declaration as follows:

Section 2.6 of Article II of the Declaration is hereby deleted in its entirety and replaced with the following:

2.6. Chairman; Officers.

(a) The Trustees shall annually elect a Chairman, which Chairman shall be a Trustee of the Trust.

(b) The Trustees shall annually elect a President, a Secretary and a Treasurer as officers of the Trust. The Trustees may elect or appoint or authorize the President to appoint such other officers or agents with such powers as the Trustees may deem to be advisable. Any such officer may, but need not, be a Trustee.

        IN WITNESS WHEREOF, the undersigned have executed this Amendment this day of February 25, 2008.

/s/ David O. Beim	/s/ Ronald W. Forbes
David O. Beim	Ronald W. Forbes
Trustee	Trustee

/s/ Matina Horner	/s/ Rodney D. Johnson
Matina Horner	Rodney D. Johnson
Trustee	Trustee

/s/ Herbert I. London	/s/ Cynthia A. Montgomery
Herbert I. London	Cynthia A. Montgomery
Trustee	Trustee

/s/ Joseph P. Platt, Jr.	/s/ Robert C. Robb, Jr.
Joseph P. Platt, Jr.	Robert C. Robb, Jr.
Trustee	Trustee

/s/ Toby Rosenblatt	/s /Kenneth L. Urish
Toby Rosenblatt	Kenneth L. Urish
Trustee	Trustee

/s/ Frederick W. Winter	/s/ Richard S. Davis
Frederick W. Winter	Richard S. Davis
Trustee	Trustee

/s/ Henry Gabbay
Henry Gabbay
Trustee

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        The Declaration, a copy of which is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name “CMA Money Fund” refers to the Trustees under the Declaration collectively as trustees, but not as individuals or personally; and no Trustee, shareholder, officer, employee or agent of the Trust shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of the Trust but the Trust Property only shall be liable.

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